Exhibit 16

Sam May, CPA
Certified Public Accountant
20283 State Road 7, Suite 300, Boca Raton, Florida 33498
Office: (561) 487-0670 Fax: (561) 852-1646

May 3, 2002

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

We are in agreement with the statements made by Technology Ventures Group, Inc. in the attached Form 10-KSB for the year ended December 31, 2001, regarding the change in the registrant’s independent public accountants.

Sincerely yours,

/s/ Samuel F. May Jr., CPA

Samuel F. May Jr.
Certified Public Accountant